UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2025
Date of Report (Date of earliest event reported)

Vestis Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Alpharetta Street, Suite 2100,
Roswell, Georgia	30075
(Address of Principal Executive Offices)	(Zip Code)

(470) 226-3655
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2025, Vestis Corporation (the “Company” or “Vestis”) determined that Grant Shih, Executive Vice President and Chief Technology Officer, will leave his position with the Company, effective October 7, 2025.  There is no disagreement between Mr. Shih and the Company regarding the Company’s operations, policies or practices.  Mr. Shih will receive such separation benefits as are consistent with a termination other than for cause in accordance with Mr. Shih’s Amended and Restated Employment Agreement with the Company dated April 2, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	October 8, 2025	By:	/s/ André C. Bouchard
		Name:	André C. Bouchard
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary